UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): April 26, 2016
EATON CORPORATION plc (Exact name of registrant as specified in its charter)

Ireland	000-54863	98-1059235
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Eaton House, 30 Pembroke Road Dublin 4, Ireland	-
(Address of principal executive offices)	(Zip Code)

353 1669 4663
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, Alexander M. Cutler will retire as a director and Chairman of the Company’s Board and as Chief Executive Officer of Eaton on May 31, 2016. Mr. Cutler’s compensation and perquisites at retirement will be materially consistent with items relating to executive retirements as more fully set forth in the Company’s 2016 Proxy Statement. Craig Arnold will succeed Mr. Cutler as Chairman of the Company’s Board and Chief Executive Officer of Eaton on June 1, 2016. In light of that transition, on April 26, 2016, the Compensation and Organization Committee of the Board of Directors approved (i) a base salary increase for Mr. Arnold to $1,100,000; (ii) an increase in his target annual incentive to 150% of base salary, and (iii) a grant of restricted stock units valued at $1,000,000, with the number of shares to be determined based on the closing price of Eaton’s ordinary shares on June 1, 2016. The grant will vest on June 1, 2019 and will be subject to the terms and conditions set forth in our Form RSU grant agreement, which is incorporated herein by reference to Exhibit 10(l) to the Form 10-K for the year ended December 31, 2015, filed on February 24, 2016.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Annual General Meeting of Shareholders, the Company’s shareholders approved amendments to Eaton’s Articles of Association and Memorandum of Association, each of which became effective April 27, 2016. The amendments (1) grant the Board sole authority to determine its size within the fixed limits of the Articles of Association and (2) make certain administrative amendments in connection with recent changes in Irish law.

The amendments to Eaton’s Articles of Association and Memorandum of Association are described in the Proxy Statement. The descriptions of the amendments to Eaton’s Articles of Association and Memorandum of Association are qualified in their entirety by reference to the full text of the Articles of Association and Memorandum of Association, copies of which are filed as Exhibit 3(ii) and Exhibit 3(iii), respectively, to Eaton’s Form 10-Q for the quarter ended March 31, 2016.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual General Meeting of Shareholders of the Company held on April 27, 2016, the items listed below were submitted to a vote of the shareholders through the solicitation of proxies. The proposals are described in the Company’s Proxy Statement for the 2016 Annual General Meeting of Shareholders. Each of the items was approved by the shareholders. The voting results for each proposal are set forth below.

Item 1 - Electing the fourteen director nominees named in the proxy statement.

Each of the following individuals was elected as a director, based on the voting results shown below, to serve until the 2017 Annual General Meeting of Shareholders or until his or her successor is duly elected and qualified:

Director	For	Against	Abstain	Broker Non-Votes
Craig Arnold	349,968,586	4,827,084	1,174,959	45,594,830
Todd M. Bluedorn	352,201,830	1,984,151	1,784,648	45,594,830
Christopher M. Connor	349,498,438	4,730,027	1,742,164	45,594,830
Michael J. Critelli	348,703,938	5,709,267	1,557,424	45,594,830
Alexander M. Cutler	327,529,076	26,424,755	2,016,798	45,594,830
Richard H. Fearon	322,284,290	32,443,037	1,243,302	45,594,830
Charles E. Golden	349,451,604	4,719,182	1,799,843	45,594,830
Linda A. Hill	348,784,765	5,563,576	1,622,288	45,594,830
Arthur E. Johnson	346,121,265	7,938,507	1,910,857	45,594,830
Ned C. Lautenbach	346,656,709	7,737,312	1,576,608	45,594,830
Deborah L. McCoy	348,597,192	5,924,588	1,448,849	45,594,830
Gregory R. Page	347,162,395	6,974,120	1,834,114	45,594,830
Sandra Pianalto	350,055,848	4,467,136	1,447,645	45,594,830
Gerald B. Smith	351,909,557	2,500,516	1,560,556	45,594,830

Item 2A - Approving a proposal to amend the Company’s Articles of Association to make certain administrative amendments.

For	Against	Abstain
394,547,877	3,314,637	3,702,945

Item 2B - Approving a proposal to amend the Company’s Memorandum of Association to make certain administrative amendments.

For	Against	Abstain
394,373,119	3,400,374	3,791,966

Item 3 - Approving a proposal to amend the Company’s Articles of Association to clarify the Board sole authority to determine its size within the fixed limits of the Articles of Association.

For	Against	Abstain
393,396,190	4,768,065	3,401,204

Item 4 - Approving the appointment of Ernst & Young LLP as independent auditor for 2016 and authorizing the Audit Committee of the Board of Directors to set its remuneration.

For	Against	Abstain
394,587,412	5,769,902	1,208,145

Item 5 - Advisory approval of the Company’s executive compensation.

For	Against	Abstain	Broker Non-Votes
334,939,186	17,510,799	3,520,644	45,594,830

Item 6 - Authorizing the Company and or any subsidiary of the Company to make overseas market purchases of Company shares.

For	Against	Abstain
393,186,123	4,741,751	3,637,585

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eaton Corporation plc

Date: May 2, 2016	By:	/s/ Thomas E. Moran
Thomas E. Moran
Senior Vice President and Secretary